Exhibit 10.12

Alteon Inc.
Description of Executive Officer Compensation Arrangements

The following are Alteon’s executive officers. The salaries for 2007 have been set as follows:

Named Executive Officer	Position	2007 Salary	2007 Bonus Range

Noah Berkowitz, M.D., Ph.D.	President and Chief Executive Officer	$264,000	$0 to $92,400

Malcolm W. MacNab, M.D., Ph.D.	Vice President, Clinical Development	$240,000	$0 to $72,000

In addition to the above, each of the executive officers, at the discretion of Alteon's Compensation Committee, may receive an additional year-end bonus.